                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements (Nos. 33-56313, 33-55337, 333-12399, 33-53089-01, 2-86142-01, 33-31190-01 and
333-12401) on Forms S-8 of CKE Restaurants, Inc. ("CKE") of our report dated January 17, 1997, except for Note 20, as to which the date is April 27, 1997 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 121 in 1996), on the combined balance sheets of Hardee's Food Systems, Inc. as of December 31, 1995 and 1996 and the related combined statements of operations, shareholder's equity and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears on page F-29 of the Prospectus, dated July 9, 1997, of CKE Restaurants, Inc., a copy of which was filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on July 11, 1997, and is incorporated by reference in CKE's Current Report on Form 8-K dated July 15, 1997.


/s/ DELOITTE & TOUCHE LLP

Raleigh, North Carolina
July 28, 1997